Exhibit 99.1

Dragonfly Energy Reports First Quarter 2023 Financial Results

First Quarter 2023 Revenue Grew 2.7% Year-over-Year to $18.8 million

RENO, NEVADA (May 15, 2023) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and producer of deep cycle lithium-ion storage batteries, today reported its financial and operational results for the first quarter of 2023 ended March 31, 2023.

First Quarter 2023 Financial Highlights

●	Net Sales of $18.8 million increased 2.7% from $18.3 million in Q1 2022
●	Gross Profit of $4.7 million decreased $0.8 million from $5.5 million in Q1 2022
●	Operating expenses of $(14.6) million were higher compared to $(7.1) million in Q1 2022
●	Net Income of $4.9 million, compared to a Net Loss of $(2.3) million in Q1 2022
●	Diluted Earnings Per Share of $0.10 compared to $(0.06) in Q1 2022
●	EBITDA of $9.0 million, compared to $(1.4) million in Q1 2022

Operational and Business Highlights

●	Announced the launch of Dragonfly IntelLigence™ providing reliable communication capabilities via unique mesh network, enabling accurate remote monitoring for entire lithium battery banks via the Dragonfly Energy Mobile App
●	Announced partnership with Airstream, which will provide Battle Born batteries as standard equipment across multiple models
●	Announced a Commercial Offtake Agreement with Ioneer Ltd., a Nevada-based lithium-boron producer, providing Dragonfly Energy with a future source of domestic supply of lithium carbonate

“We delivered a solid start to 2023, with healthy sales and record growth within the OEM segment, while effectively managing headwinds that challenged the wider industry,” said Denis Phares, CEO of Dragonfly Energy. “In addition to our healthy core business, we have a strong and growing patent portfolio ranging from innovative new products, like our IntelLigence™ line of battery packs, to groundbreaking new cell manufacturing and design technologies that we believe offer significant upside and long-term competitive advantages within the energy storage market. We are excited to execute on our plan for the next 18 months and we look forward to sharing our progress in the coming quarters.”

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First Quarter 2023 Financial and Operating Results

First quarter 2023 Net Sales of $18.8 million increased 2.7% compared to the first quarter of 2022. This increase was primarily due to higher original equipment manufacturer (OEM) battery and accessory sales partially offset by lower direct to consumer (DTC) sales.

First quarter 2023 Gross Profit was $4.7 million, a decrease of $0.8 million compared to $5.5 million in the same period a year ago. The decrease in gross profit was primarily due to a change in revenue mix that included a larger percentage of lower margin OEM sales and a lower percentage of higher margin DTC sales.

First quarter 2023 Operating Expenses of $(14.6) million, an increase compared to $(7.1) million in the first quarter of 2022. The operating expenses for the quarter ended March 31, 2023, included approximately $3.6 million in higher stock-based compensation expenses due to the granting of Restricted Stock Units (RSUs) associated with year-end awards, as well as higher public company costs

First quarter 2023 Net Income was $4.9 million, or $0.10 per diluted share, compared to a Net Loss of $(2.3) million or $(0.06) per diluted share in the first quarter of 2022. Net Income in the first quarter of 2023 benefited from an increase in other income due to an $18.5 million change in the fair market value of the Company’s warrants.

First quarter 2023 EBITDA was $9.0 million, compared to EBITDA of $(1.4) million in the first quarter of 2022.

First quarter 2023 Adjusted EBITDA, excluding stock-based compensation, the change in fair market value of the warrants and one-time items, was $(5.0) million, compared to $(0.4) million in the first quarter of 2022.

The Company ended the first quarter of 2023 with $15.8 million in cash and $77.4 million in debt. Dragonfly Energy retains strong financial flexibility with access to a $150 million equity line of credit.

2Q 2023 Outlook

●	Net Sales are expected to range between $18 - $22 million, as softer demand within the DTC segment is expected to be more than offset by growth within the OEM segment
●	Gross Margin is expected to remain relatively flat on a sequential basis
●	Operating Expenses are expected to be in a range of $10.5 - $13.5 million
●	Other Income (Expense) is expected be an expense in the range of $(3.6) - $(4.0) million
●	Net Losses are expected to be between $(9.5) - $(12.5) million for the quarter, or $(0.21) - $(0.27) per share based on 46.0 million shares outstanding

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its first quarter 2023 financial results this afternoon, Monday, May 15, 2023, at 5:00 pm ET. The call can also be accessed live via telephone by dialing (888) 886-7786 or for international callers (416) 764-8658, and referencing Dragonfly Energy. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event. The live webcast of the conference will also be available at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx on the Events and Presentations page on the Investor Relations section of Dragonfly’s website.

About Dragonfly

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) headquartered in Reno, Nevada, is a leading supplier of deep cycle lithium-ion batteries. Dragonfly Energy’s research and development initiatives are revolutionizing the energy storage industry through innovative technologies and manufacturing processes. Today, Dragonfly Energy’s non-toxic deep cycle lithium-ion batteries are displacing lead-acid batteries across a wide range of end-markets, including RVs, marine vessels, off-grid installations, and other storage applications. Dragonfly Energy is also focused on delivering an energy storage solution to enable a more sustainable and reliable smart grid through the future deployment of the Company’s proprietary and patented solid-state cell technology. To learn more, visit www.dragonflyenergy.com/investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for 2023 results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: the Company’s ability to recognize the anticipated benefits of the Company’s recent business combination with Chardan NexTech Acquisition 2 Corp. and related transactions; the Company’s ability to successfully increase market penetration into target markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to access capital as and when needed under its $150 million ChEF Equity Facility; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully optimize solid state cells and to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the impact of the coronavirus disease pandemic, including any mutations or variants thereof and/or the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Sioban Hickie, ICR, Inc.

DragonflyIR@icrinc.com

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of
	March 31, 2023	December 31, 2022
Current Assets
Cash	$15,791	$17,781
Accounts receivable, net of allowance for doubtful accounts	2,969	1,444
Inventory	51,812	49,846
Prepaid expenses	1,820	1,624
Prepaid inventory	1,703	2,002
Prepaid income tax	525	525
Other current assets	396	267
Total Current Assets	75,016	73,489
Property and Equipment
Property and Equipment, Net	11,288	10,760
Operating lease right of use asset	4,205	4,513
Total Assets	$90,509	$88,762

Current Liabilities
Accounts payable	$18,824	$13,475
Accrued payroll and other liabilities	8,199	6,295
Customer deposits	418	238
Uncertain tax position liability	128	128
Notes payable, net of deferred financing fees	20,699	19,242
Notes payable, related party	1,000	-
Operating lease liability, current portion	1,215	1,188
Total Current Liabilities	50,483	40,566
Long-Term Liabilities
Warrant liabilities	4,141	32,831
Accrued expenses, long-term	361	492
Operating lease liability, net of current portion	3,209	3,541
Total Long-Term Liabilities	7,711	36,864
Total Liabilities	58,194	77,430

Equity
Common stock, 170,000,000 shares at $0.0001 par value, authorized, 45,795,502 and 43,272,728 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	5	4
Preferred stock, 5,000,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	-
Additional paid in capital	54,551	38,461
Retained deficit	(22,241)	(27,133)
Total Equity	32,315	11,332
Total Liabilities and Shareholders’ Equity	$90,509	$88,762

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

For the Three Months Ended March 31, 2023, and 2022

(in thousands, except share and per share data)

	2023	2022

Net Sales	$18,791	$18,303

Cost of Goods Sold	14,048	12,808

Gross Profit	4,743	5,495

Operating Expenses
Research and development	880	339
General and administrative	9,495	3,626
Selling and marketing	4,184	3,092

Total Operating Expenses	14,559	7,057

(Loss) Income From Operations	(9,816)	(1,562)

Other Income (Expense)
Interest expense	(3,815)	(1,263)
Change in fair market value of warrant liability	18,523	-
Total Other Income (Expense)	14,708	(1,263)

Income (Loss) Before Taxes	4,892	(2,825)

Income Tax (Benefit) Expense	-	(527)

Net Income (Loss)	$4,892	$(2,298)

Income (Loss) Per Share- Basic	$0.11	$(0.06)
Income (Loss) Per Share- Diluted	$0.10	$(0.06)
Weighted Average Number of Shares- Basic	45,104,515	36,542,944
Weighted Average Number of Shares- Diluted	48,455,996	36,542,944

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

For the Three Months Ended March 31, 2023, and 2022

(in thousands)

	2023	2022
Cash flows from Operating Activities
Net Income (Loss)	$4,892	$(2,298)
Adjustments to Reconcile Net Income (Loss) to Net Cash
Used in Operating Activities
Stock based compensation	4,487	288
Amortization of debt discount	219	613
Change in fair market value of warrant liability	(18,523)	-
Deferred tax liability	-	(527)
Non-cash interest expense (paid-in-kind)	1,238	-
Provision for doubtful accounts	52	-
Depreciation and amortization	297	192
Loss on disposal of property and equipment	116	62
Changes in Assets and Liabilities
Accounts receivable	(1,577)	(1,217)
Inventories	(1,966)	(5,946)
Prepaid expenses	(196)	(502)
Prepaid inventory	299	2,425
Other current assets	(129)	(637)
Other assets	308	274
Income taxes payable	-	(11)
Accounts payable and accrued expenses	6,465	(4,119)
Customer deposits	180	293
Total Adjustments	(8,730)	(8,812)
Net Cash Used in Operating Activities	(3,838)	(11,110)

Cash Flows From Investing Activities
Purchase of property and equipment	(589)	(4,524)
Net Cash Used in Investing Activities	(589)	(4,524)

Cash Flows From Financing Activities
Proceeds from public offering, net	597	-
Proceeds from note payable, related party	1,000	-
Proceeds from exercise of public warrants	747	-
Proceeds from exercise of options	93	111
Net Cash Provided by Financing Activities	2,437	111

Net (Decrease) / Increase in Cash and Restricted Cash	(1,990)	(15,523)
Beginning cash and restricted cash	17,781	28,630
Ending cash and restricted cash	$15,791	$13,107

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude stock-based compensation expense, business combination related expenses and other one-time, non-recurring items.

The Company has included Adjusted EBITDA because it is a key measure used by Dragonfly’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. As such, the Company believes Adjusted EBITDA is helpful in highlighting trends in the ongoing core operating results of the business.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table presents reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

Dragonfly Energy Holdings Corp.

For the Three Months Ended March 31, 2023, and 2022

(in thousands, except share and per share data)

	2023	2022
EBITDA Calculation
Net Income	$4,892	$(2,298)
Interest Expense	3,815	1,263
Taxes	-	(527)
Depreciation and Amortization	297	192
EBITDA	$9,004	$(1,370)

Adjustments to EBITDA
Stock Based Compensation	4,487	288
ERP Implementation	-	233
Promissory Note Forgiveness	-	469
Change in fair market value of warrant liability	(18,523)	-
Adjusted EBITDA	$(5,032)	$(380)